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                                  BankTEXAS
                           FUNDS MANAGEMENT POLICY

      In connection with its normal requirements to manage liquidity, BankTEXAS, N.A., ("THE BANK"), will enter into a variety of transactions with FIRST BANK (MISSOURI) (the "CENTRAL BANK") in which both parties will act as principal. All of the transactions referenced herein represent unsecured extensions of credit between the parties, and may include loans of portfolio securities, sales of Federal Funds, placements of deposits and purchases of certificates of deposit.

1. Loans of securities will be subject to the terms and conditions in a "Securities Borrowing Agreement", executed by THE BANK and the CENTRAL BANK. The parties will lend their own portfolio securities only and will not lend any securities pledged to or held for the accounts of any of its customers. The parties will maintain separate records to indicate which of their portfolio securities are loaned at any time and may request a report from the contraparty verifying the individual securities held in the collateral pool.

2. The Board of Directors of each party shall establish limits of no greater than 10% of the respective party's capital accounts for the transactions referenced by this policy. The limit shall be reviewed and approved by the Board of Directors on an annual basis, in conjunction with a review of the regularly available financial information on the contraparty. The Directors shall also consider the party's liquidity, asset-liability mix and profitability prior to establishing or renewing the limit. Board approval of this limit shall be noted in the official minutes of the board. Each party will notify the contraparty annually of any changes in limit.

3. The Board may change this policy at any of its regularly scheduled meeting, provided that written notification is forwarded to the Chief Executive Officer of the contraparty.



       $2,750,000      12-01-97      /s/ Monica Rinehart
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         LIMIT           DATE       Asst.- SECRETARY OF THE BOARD-BANK





      $20,000,000                   /s/ Josephine Gahn
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         LIMIT           DATE       ASST. SECRETARY OF THE BOARD-CENTRAL BANK